[JordenBurt Letterhead]


                                   May 1, 2000

American International Life Assurance
Company of New York
80 Pine Street
New York, NY  10005

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 (File No. 33-90686) filed by American International Life Assurance Company and Variable Account B with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 on or about May 1, 2000.

Very truly yours,

/s/Jorden Burt Boros Cicchetti Berenson & Johnson

Jorden Burt Boros Cicchetti Berenson & Johnson